CASTLE BRANDS PLAN OF COMPLIANCE ACCEPTED BY NYSE AMEX
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NEW YORK – August 19, 2011 — Castle Brands Inc. (NYSE Amex: ROX), a developer and international marketer of premium beverage alcohol brands, announced today that the Company’s plan to regain compliance with the NYSE Amex continued listing standards has been accepted by the Exchange.

On July 15, 2011, Castle Brands received a notice from the NYSE Amex Staff indicating that the Company was not in compliance with Section 704 of the NYSE Amex Company Guide, in that it did not hold an annual shareholder meeting within one year after its fiscal year ended March 31, 2010. The Company submitted a plan of compliance to the NYSE Amex advising the Exchange that the Company expects to hold a meeting of its shareholders for the fiscal years ended March 31, 2010 and March 31, 2011 on September 12, 2011, which would bring the Company into compliance with Section 704.

The Exchange granted the Company an extension until January 5, 2012 (the “Plan Period”) to regain compliance with the continued listing standards. The Company will be subject to periodic review by Exchange Staff during the Plan Period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the Plan Period could result in the Company being delisted from the NYSE Amex LLC. The Company expects to regain compliance with the continued listing standards following its September 12, 2011 shareholder meeting.

The Company’s trading symbol on the NYSE Amex will continue to be “ROX”, however, the extension .BC will be appended on the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote System until the Company regains compliance with the Exchange’s requirements.

About Castle Brands Inc.
Castle Brands is a developer and international marketer of premium beverage alcohol brands including: Gosling’s Rum®, Jefferson’s®, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Boru® Vodka, Pallini® Limoncello, Raspicello and Peachcello, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Betts & SchollTM wines, cc: winesTM, Celtic Crossing® Liqueur, Brady’s® Irish Cream, A. De Fussigny® cognacs, Travis Hasse’s Original®Liqueurs and TierrasTM tequila. Additional information concerning the Company is available on the Company’s website, www.castlebrandsinc.com.

Forward Looking Statements
This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to our annual shareholders meeting and compliance with NYSE Amex listing requirements. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement, including whether we will hold an annual meeting for 2010 and 2011 prior to January 5, 2012 and our ability to regain compliance with the continued listing standard of the NYSE Amex. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K for the year ended March 31, 2011 and Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

INVESTOR CONTACTS:
Todd Fromer / Garth Russell
KCSA Strategic Communications
(212) 896-1215 / (212) 896-1250
tfromer@kcsa.com / grussell@kcsa.com
www.kcsa.com

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